Exhibit 99

[WENDY’S INTERNATIONAL, INC. LOGO]

Wendy’s International, Inc. announces new Combo Plan to drive sales, improve margins and reduce costs

DUBLIN, Ohio (February 6, 2006) – Wendy’s International, Inc. (NYSE: WEN) announced today its new “3-Tiered, 3-Year Combo Plan” to drive sales, improve restaurant profit margins and reduce costs over the next three years.

Chairman and Chief Executive Officer Jack Schuessler discussed elements of the strategic plan during the Company’s Analyst and Investor Meeting in New York.

“We are focused on driving Wendy’s same-store sales by more than 3% annually and reducing costs throughout the organization by $40 million to $60 million beginning in 2006,” said Schuessler. “Our goals are to improve restaurant margins 500 total basis points and to generate at least $100-125 million pretax profit improvement by the end of 2008. We are confident about our future and we are eager to begin writing the next great chapter of Wendy’s long-term success story.”

During the Analyst and Investor Meeting, the Company also provided its key financial projections for 2006.

Wendy’s focused on significantly improving sales and profits over the next 3 years

Schuessler said Wendy’s management team is confident about its “3-Tiered, 3-Year Combo Plan” strategy focused on:

1.	Increasing Sales – Chief Marketing Officer Ian Rowden has developed a new marketing strategy to drive same-store sales by more than 3% annually. Wendy’s will differentiate its brand in the quick-service restaurant industry with innovative products, new product categories and day-parts, and more compelling advertising.

•	The Company’s research and development process has been re-engineered to produce a steady stream of new products, line extensions and test products beginning in 2006.

•	Wendy’s will introduce this spring new Frescata® deli sandwiches, which consist of four different offerings on fresh-baked artisan bread. Wendy’s is also introducing this year new Garden Sensations® salads, a 10-piece Chicken Nugget Combo and two Kids’ Meal deli sandwiches.

•	Test items in 2006 will include unique Double Melt cheeseburgers, a 99-cent chicken sandwich, new beverages, a Vanilla Frosty, Frescata deli sandwich line extensions and combo meal sizing options.

•	The Company plans to test breakfast in 2006 and introduce it in 2007.

•	The Company also plans to invest an incremental $25 million in advertising and marketing activity to support certain Wendy’s products during 2006.

2.	Improving Restaurant Margins – Management is focused on improving restaurant-level margins 500 total basis points over the next three years. In addition to the sale initiatives, there are several cost-saving initiatives to improve margins, including:

•	A system-wide rollout of the innovative double-sided grill, which reduces labor costs while ensuring food safety and accelerating cooking times for greater throughput.

•	A store automation program, which reduces administrative and labor costs.

•	Supply chain management tactics to reduce food, paper and controllable costs.

•	A heightened focus on “Service Excellence”, which improves speed of service, accuracy and courtesy for customers.

3.	Reducing Costs – Management is reviewing processes throughout the organization, analyzing opportunities for efficiencies and identifying cost reductions as it plans for the future. “Our plan is to reduce expenses by $40 million to $60 million,” Schuessler said. “As we continue to move toward an initial public offering (IPO) and anticipated full spinoff of Tim Hortons®, we recognize that tomorrow’s Wendy’s will look very different from the Company today.”

Tim Hortons focused on continued success with Innovation

“Tim Hortons has delivered strong sales and profit growth for 10 years since the merger with Wendy’s, and we expect that to continue,” Schuessler said. “The ‘Always Fresh’ par-baking process enables Tim Hortons to provide customers with new and promotional products that drive transactions and overall sales.”

Schuessler said the Tim Hortons IPO remains on track for its targeted date in late March. The Company filed its amended registration statement with the Securities and Exchange Commission on January 19.

The Company reiterated its plan, assuming a successful IPO, that a spinoff of Tim Hortons would occur within nine to 18 months after the IPO, depending on market conditions.

“Based on our analysis of the current facts, we believe the earliest a tax-free spinoff could occur is the end of 2006,” said Chief Financial Officer Kerrii Anderson. “If the spin occurred sooner, we could incur tax costs. We have analyzed the tax impact of an immediate spin, and we believe any potential increase in valuation would not offset the associated costs to shareholders.”

Other reasons the Company believes an earlier spinoff of Tim Hortons is not advisable include the following:

•	Seamless transition – Both Wendy’s International, Inc. and Tim Hortons are committed to a seamless transition for Tim Hortons to become an independent public company.

•	The Securities and Exchange Commission’s ‘34 Act – A company must be subject to SEC reporting requirements for at least 90 days to take advantage of an exemption from registration. To use this exemption, a spinoff could not occur until August 2006, assuming a March 2006 IPO.

Company announces 2006 outlook

The Company today also provided guidance on certain key financial measures for its 2006 fiscal year. The information excludes the effects of the Company’s planned IPO of Tim Hortons, which is expected to take place in late March and will impact many of its key operating measures. The Company plans to update guidance following the IPO.

The guidance provided by the Company for 2006 includes:

•	Revenue growth in the 7% to 8% range, up from $3.8 billion in 2005.

•	Operating income growth of 10-13%, up from $377 million reported in 2005 to a range of $415 to $425 million in 2006 (operating income is pretax income excluding interest income and interest expense).

•	Same-store sales and development guidance as follows below:

SAME-STORE SALES	2006 ESTIMATE
Wendy’s U.S. Company	3.0% to 4.0%

Wendy’s U.S. Franchise	3.0% to 4.0%

Tim Hortons Canada	4.0% to 5.0%

Tim Hortons U.S.	6.0% to 7.0%

NEW STORE DEVELOPMENT	2006 ESTIMATE	2005 ACTUAL
Wendy’s North America	140 to 160	192
International Wendy’s	20 to 25	19
Tim Hortons Canada	140 to 150	149
Tim Hortons U.S.	40 to 50	38
Baja Fresh System	5 to 10	19
Café Express	0	0

The Company expects total capital expenditures in a range of $315 to $335 million, compared to $360 million in 2005. This includes:

•	$190 million to $200 million for new restaurant development, which reflects an increase for Tim Hortons and a decrease for Wendy’s.

•	$95 million to $100 million for remodeling and maintenance.

•	$30 million to $35 million for technology and other investments.

Other items in the Company’s 2006 outlook

•	A loss of rental and other income of approximately $15 million in the Wendy’s segment due to the sale of certain real estate properties, which was substantially completed at year end 2005.

•	No impact from Canadian currency, which averaged $1.21 and benefited pretax income about $26 million in 2005.

•	General and Administrative expenses, as a percentage of revenue, in the 8.0% to 9.0% range, compared to 2005 results of 8.5%. Included in the G&A guidance is incentive cash compensation in line with expected improved performance at Wendy’s in 2006; start-up costs for the new Tim Hortons distribution center in Ontario; costs associated with additional staffing and compliance requirements for Tim Hortons, as it prepares for its conversion to an independent public company; and incremental restricted stock compensation expense of about $0.07 per share compared to 2005. The Company does not expect to incur stock option expense in 2006 due to its accelerated vesting of all remaining options in 2005. The anticipated equity compensation increase in 2006 is due to the conversion from stock options to restricted stock and from early retirement provisions, as required by FAS 123R, which the Company adopted in January 2006. The majority of the early retirement provision impact will occur at Tim Hortons. The Company also expects to incur IPO costs in the first quarter of 2006.

•	An investment by the Company of $25 million related to increased advertising and marketing activity for the Wendy’s brand.

•	A 2% to 3% decline in beef prices compared to 2005 and manageable costs for other key commodities, such as chicken, produce and coffee.

•	Anticipated cost increases in utilities and implementation costs for Wendy’s double-sided grill, which will impact Company Restaurant Operating Costs.

•	An effective tax rate of 34.0%, compared to 33.7% in 2005.

•	Average shares outstanding of about 116 million, compared to 116.8 million in 2005.

•	The Company repaid $100 million in debt in December 2005, which will reduce interest expense in 2006 by about $6 million.

•	The Company expects to incur charges related to its cost-reduction initiatives announced as part of the “Combo Plan“ strategy, which are not incorporated into its current outlook.

Tim Hortons IPO statement

A registration statement relating to Tim Hortons Inc. securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with more than 9,900 total restaurants and quality brands – Wendy’s Old Fashioned Hamburgers®, Tim Hortons and Baja Fresh Mexican Grill. The Company also has investments in two additional quality brands – Cafe Express and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

Cafe Express is a trademark of Cafe Express, LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Tim Hortons IPO. A Form S-1 registration statement has been filed with the Securities and Exchange Commission as part of the Company’s strategic initiative to sell 15-18% of Tim Hortons in an initial public offering (“IPO”); however, the registration statement has not yet become effective. Changes in Tim Hortons’ business results or market conditions, as well as other factors, could affect the decision to proceed with the IPO. In addition, numerous risks to the Company are inherent in the contemplated IPO. For example, the Company cannot predict the price or demand for the common shares to be sold, and the Company cannot make any assurance of the successful completion of the IPO. Among other things, these factors may affect the aggregate proceeds that the Company may receive in the IPO. During the registration process, the Company will devote resources to completing the IPO, which may divert the attention of the Company and its management team from the operation of its business. Similarly, the Company expects to incur costs of counsel, accountants, underwriters and other advisors during the IPO. The Company may not achieve the operational and financial efficiencies anticipated as part of the IPO.

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.